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                                                                    EXHIBIT 5.01


                               February 21, 2001

Snowball.com, Inc.
3240 Bayshore Boulevard
Brisbane, California 94005

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Snowball.com, Inc., a Delaware corporation, with the Securities and Exchange Commission (the "Commission") on or about February 27, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,254,182 shares of your Common Stock (the "Stock") subject to issuance by you upon the exercise of: (1) stock options to be granted by you under your 2000 Equity Incentive Plan (the "2000 Equity Plan") and (2) purchase rights to be granted by you under your 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan"). The plans referred to in clauses (1) and (2) above are collectively referred to in this letter as the "Plans." In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (Registration No. 333-93487) declared effective by the Commission on March 21, 2000, together with the Exhibits filed as a part thereof, including without limitation, your Certificate of Incorporation, filed as Exhibit 3.02 thereof, Bylaws, filed as Exhibit 3.04 thereof, and each of the Plans and related forms of stock option grant and purchase and exercise agreements;

     (2) your registration statement on Form 8-A (File No. 000-29121), filed with the Commission on January 25, 2000;

     (3) your registration statement on Form S-8 (File No. 333-32950) filed with the Commission on March 21, 2000, together with the Exhibits filed as a part thereof;

     (4) the Registration Statement, together with the Exhibits filed as a part thereof;

     (5)  the prospectuses prepared in connection with the Registration
          Statement;

     (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books, that are in our possession;

     (7) the stock records that you have provided to us (including a list of stockholders of even date herewith and a list of option and warrant holders of even date herewith) regarding your capital stock and rights to acquire your capital stock, which you have represented to us are true and complete as of their dates); and

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents
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submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the documents, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied for the purposes of this opinion solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, the existing laws of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 2,254,182 shares of Stock that may be issued and sold by you upon the exercise of: (1) stock options granted or to be granted under the 2000 Equity Plan and (2) purchase rights granted or to be granted under the 2000 Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                    Very truly yours,



                                    /s/ FENWICK & WEST LLP